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                                                                    Exhibit 10.4

                                                                  EXECUTION COPY

                            COMPANY VOTING AGREEMENT

     This COMPANY VOTING AGREEMENT ("AGREEMENT") is made and entered into as of January 11, 2006 by and between Identix Incorporated, a Delaware corporation (the "COMPANY"), and the person whose name appears on the signature page hereto as a stockholder ("STOCKHOLDER") of Viisage Technology, Inc., a Delaware corporation ("PARENT").

     A. Concurrently with the execution of this Agreement, the Company, VIDS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Parent are entering into an Agreement and Plan of Reorganization of even date herewith (the "MERGER AGREEMENT"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company, with the Company to be the surviving corporation (the "MERGER"). Capitalized terms used and not otherwise defined herein, and defined in the Merger Agreement, shall have the respective meanings ascribed to them in the Merger Agreement.

     B. As of the date hereof, Stockholder Beneficially Owns the number of outstanding shares of the Common Stock of Parent ("PARENT COMMON STOCK") set forth on the signature page hereto.

     C. As inducement and a condition to entering into the Merger Agreement, the Company has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement.

     The parties agree as follows:

1. CERTAIN DEFINITIONS. For purposes of this Agreement:

(a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

(b) "EXISTING SHARES" means all issued and outstanding shares of Parent Common Stock owned of record or Beneficially Owned by Stockholder (now or hereafter acquired prior to termination of this Agreement) and over which Stockholder has voting control as of the record date for persons entitled (i) to receive notice of, and to vote at, a meeting of the stockholders of Parent called for purposes of voting on the Parent Stock Issuance and the Parent Charter Amendment, or (ii) to take action by written consent of the stockholders of Parent with respect to the Parent Stock Issuance and the Parent Charter Amendment; provided, however, that in the event of a Change in Recommendation with respect to Parent, Existing Shares shall mean fifty

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percent (50%) of such shares of Parent Common Stock owned of record or
Beneficially Owned by Stockholder.

(c) "VOTING PERIOD" means the period commencing on the date of this Agreement and continuing until the termination of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to the Company as follows:

(a) On the date hereof, Stockholder Beneficially Owns the outstanding shares of Parent Common Stock set forth on the signature page hereto and holds stock options to purchase the number of shares of Parent Common Stock set forth on the signature page hereto. On the date hereof, such shares constitute all of the outstanding shares of Parent Common Stock Beneficially Owned by Stockholder and all of the shares of Parent Common Stock subject to stock options held by Stockholder. On the date hereof, there are no outstanding options or other rights to acquire from Stockholder, or obligations of Stockholder to sell, any shares of Parent Common Stock. Except for encumbrances in existence as of the date hereof or arising hereunder, the shares of Parent Common Stock set forth on the signature page hereto are held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges, options, proxies, voting trusts or agreements ("ENCUMBRANCES").

(b) Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

(c) Except for any applicable filings under federal and state securities laws, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required to be made or obtained by Stockholder for the execution of this Agreement by Stockholder or compliance by Stockholder with the provisions hereof. Neither the execution and delivery of this Agreement by Stockholder nor the compliance by Stockholder with the provisions hereof will
(i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, acceleration, redemption or purchase) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets is bound, or (ii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Stockholder or any of the Existing Shares.

(d) If Stockholder is married and the Existing Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and


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binding agreement of, Stockholder's spouse, enforceable against such person in accordance with its terms.

(e) Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Stockholder's concurrent execution and delivery of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Stockholder as follows:

(a) The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

(b) Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any Government Entity is necessary for the execution of this Agreement by the Company. Neither the execution and delivery of this Agreement by the Company nor compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents of the Company, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, acceleration, redemption or purchase) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of its properties or assets is bound, or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Company or any of its properties or assets.

4. DISCLOSURE. Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement/Prospectus (including all documents and schedules filed with the SEC), and in any press release or other disclosure document which the Company reasonably determines to be necessary or desirable to comply with applicable law or the rules and regulations of The Nasdaq Stock Market in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of Parent Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement, provided that any public announcement or disclosure is made in accordance with the terms of the Merger Agreement.

5. CERTAIN RESTRICTIONS. Prior to the termination of this Agreement, Stockholder agrees not to knowingly take any action which would cause Parent to materially violate or be in material breach of Section 5.2 of the Merger Agreement.

6. VOTING OF PARENT COMMON STOCK. Stockholder hereby irrevocably and unconditionally agrees that, during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of this Agreement Stockholder will (a) appear (in


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person or by proxy) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Parent Common Stock, however called, or otherwise cause the Existing Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or provide a written consent with respect to the Existing Shares (or will cause the Existing Shares to be voted, or cause a written consent to be provided with respect to the Existing Shares) in favor of the Parent Stock Issuance and Parent Charter Amendment and any matter that could reasonably be expected to facilitate the Merger. Stockholder will also vote or provide a written consent with respect to the Existing Shares (or will cause the Existing Shares to be voted, or cause a written consent to be provided with respect to the Existing Shares) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement or which could result in any of the conditions to Parent's obligations under the Merger Agreement not being fulfilled. Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 6.

7. GRANT OF IRREVOCABLE PROXY; FURTHER ASSURANCES.

(a) Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, as such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to represent and to vote during the Voting Period the Existing Shares (or act by written consent during the Voting Period with respect to the Existing Shares) in accordance with
Section 6 (including with respect to any procedural matters related thereto). This proxy is given to the Company to secure the performance of the duties of the Stockholder under this Agreement. Stockholder shall promptly cause a copy of this Agreement to be deposited with Secretary of Parent. Stockholder shall take further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(b) The proxy and power of attorney granted pursuant to Section 7(a) by Stockholder shall be irrevocable until termination of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c) Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Agreement.

8. COVENANTS.

(a) Except for Encumbrances in existence as of the date hereof, Stockholder agrees that during the Voting Period, except as contemplated by the terms of this Agreement, it shall not (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by merger,


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testamentary disposition, interspousal disposition pursuant to spousal domestic relations proceedings or otherwise, or otherwise by operation of law) (collectively, "TRANSFER"), or enter into any contract, option or other agreement to Transfer any or all of the Existing Shares; provided, however, that Stockholder may Transfer any or all of its Existing Shares to any Person that agrees in writing to be bound by the terms of this Agreement and, with the consent of the Company, may pledge or encumber any Existing Shares so long as such pledge or encumbrance would not impair Stockholder's ability to perform its obligations under this Agreement; (ii) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Existing Shares; or (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

(b) In the event of a stock dividend or distribution, or any change in Parent Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Existing Shares" shall be deemed to refer to and include the Existing Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Existing Shares may be changed or exchanged or which are received in such transaction.

9. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to effectuate the provisions by this Agreement.

10. TERMINATION. This Agreement shall terminate on the earliest to occur of: (a) the termination of the Merger Agreement in accordance with the terms of the Merger Agreement; (b) the agreement of the parties hereto to terminate this Agreement; or (c) the consummation of the Merger.

11. MISCELLANEOUS.

(a) This Agreement may be amended, modified or supplemented only by written agreement of the Company and Stockholder.

(b) Any failure of Stockholder, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company (with respect to any failure by Stockholder) or Stockholder (with respect to any failure by) only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11(b).

(c) All notices and other communications hereunder shall be in writing and shall be delivered personally by overnight courier or similar means or sent by facsimile with written confirmation


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of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice. Any such notice shall be effective upon receipt, if personally delivered or on the next business day following transmittal if sent by confirmed facsimile. Notices, including oral notices, shall be delivered as follows:

     if to Stockholder, at the address set forth on the signature page, with a copy to (if blank no such copy shall be required):

                                 Telephone:
                                 Facsimile:
                                 Attention:

          if to the Company, to: Identix Incorporated
                                 5600 Rowland Road, Suite 205
                                 Minnetonka, MN 55343
                                 Telephone: (952) 932-0888
                                 Facsimile: (952) 945-3382
                                 Attention: Mark Molina, Esq.

          with a copy to:        Heller Ehrman LLP
                                 275 Middlefield Road
                                 Menlo Park, CA 94025-3506
                                 Telephone: (650) 324-7000
                                 Facsimile: (650) 324-0638
                                 Attention: Richard A. Peers, Esq.
                                            Kyle Guse, Esq.

(d) Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns and shall be binding upon Stockholder and Stockholder's heirs, successors and assigns by will or by the laws of descent. This Agreement is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto.

(e) This Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflicts of law.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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(g) In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

(h) The section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word "including" shall be deemed to mean "including without limitation."

(i) This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

(j) When used in this Agreement "law" refers to any applicable law (whether civil, criminal or administrative) including, without limitation, common law, statute, statutory instrument, treaty, regulation, directive, decision, code, order, decree, injunction, resolution or judgment of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body, court, or agency.

(k) Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages. Therefore, in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

(l) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(m) From time to time, at any other party's reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or reasonably desirable to effectuate the provisions of this Agreement.


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(n) Notwithstanding any other provision of this Agreement (including, without limitation, Section 6 hereof), it is expressly understood and agreed that this Agreement shall not limit or restrict any actions taken by Stockholder in his capacity as a director or officer of Parent in exercising Parent's rights under the Merger Agreement.

(o) Each party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting the agreement.

                            [signature page follows]


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     IN WITNESS WHEREOF, the parties hereto have signed this Company Voting
Agreement, in the case of the Company by its duly authorized officer, as of the date first above written.

                                        IDENTIX INCORPORATED

Denis K. Berube
-------------------
Stockholder Name


Signature: /s/ DENIS K. BERUBE          By: /s/ MARK S. MOLINA
           --------------------------       ------------------------------------
           Denis K. Berube              Print Name: Mark S. Molina
                                                    ----------------------------
                                        Print Title: Chief Legal Officer
                                                     ---------------------------

Spousal Signature if Applicable:


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Stockholder Address:
1235-5 Monument Street
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Concord, MA 01742
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Fax:
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NUMBER OF OUTSTANDING SHARES
BENEFICIALLY OWNED BY
STOCKHOLDER: 48,958
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NUMBER OF SHARES SUBJECT TO
STOCK OPTIONS HELD BY
STOCKHOLDER: 24,000
             ------------------------

ADDRESS OF STOCKHOLDER:

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